SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2003

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Constitution Drive
Menlo Park, California
(Address of principal executive offices)		94025 (Zip Code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On October 15, 2003, Geron Corporation, a Delaware corporation (the “Company”), filed with the Commission a Preliminary Prospectus Supplement under its Registration Statement on Form S-3, Registration No. 333-81596, in connection with a public offering of 5,000,000 shares of the Company’s common stock, par value $0.001 per share.

     The Preliminary Prospectus Supplement is filed as an exhibit to this Current Report on Form 8-K. The summary description of the transaction is qualified in their entirety by reference to the documents filed as exhibits hereto.

Item 7. Exhibits.

Exhibits

99.1	Preliminary Prospectus Supplement dated October 15, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: October 15, 2003	By: Name: Title:	/s/ WILLIAM D. STEMPEL William D. Stempel Vice President and General Counsel

EXHIBIT INDEX

Exhibits

99.1	Preliminary Prospectus Supplement dated October 15, 2003.